Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of TriCo Bancshares (the “Company”) of our report dated March 1, 2022, relating to the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting of the Company appearing in this Annual Report (Form 10-K) for the year ended December 31, 2021.

•Registration Statement Form S-3 No. 333-238924,

•Registration Statement Form S-8 No. 333-236916,

•Registration Statement Form S-8 No. 333-190047,

•Registration Statement Form S-8 No. 333-160405,

•Registration Statement Form S-8 No. 333-115455, and

•Registration Statement Form S-8 No. 333-66064

/s/ Moss Adams LLP

Sacramento, California
March 1, 2022